                                                             Exhibit 4.b
                                        Executed in 7 Parts
                                          Counterpart No. (   )



                   NATIONAL MUNICIPAL TRUST

                          SERIES 181

                   REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement dated           , 1995
among Prudential Securities Incorporated, as Depositor, United States Trust Company of New York, as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Municipal Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated September 6, 1989, as amended. Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                       WITNESSETH THAT:


          In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:


                            Part I.

            STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

     A. Article I, entitled "Definitions" shall be amended to add the following numbered paragraphs and renumber the succeeding paragraphs accordingly:

               "1. "Additional Bonds" shall mean such Bonds (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

               "2. "Additional Deposited Units" shall mean such Deposited Units (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

               "3. "Additional Securities" shall mean such Securities (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement. "Additional Securities" may consist of "Additional Bonds" and/or "Additional Deposited Units."

               "4.  "Additional Units" shall mean such Units
          (as defined herein) as are issued in respect of Additional Securities."

               "(31) "Supplemental Reference Trust Agreement" shall mean a document pursuant to which Additional
          Units are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

          and to insert the following language in renumbered paragraph (6) defining "Bonds" after each reference to Reference Trust Agreement:

               "and Supplemental Reference Trust
               Agreements"

          and to replace the last word in renumbered paragraph
          (6) defining "Bonds" with the word "relate"

          and to insert the following language in renumbered paragraph (10) defining "Contract Bonds" after the reference to Reference Trust Agreement and redesignate the subsequent clause accordingly:

               "(ii) Bonds listed in schedules of
               Supplemental Reference Trust Agreements"

          and to add the following language to the end of renumbered paragraph (27) defining "Securities":

               "deposited in trust and listed on a
               schedule attached to the Reference Trust
               Agreement or on any schedule of a
               Supplemental Reference Trust Agreement."

          and to add the following language to the end of renumbered paragraph (35) defining "Unit":

               "hereof and increased by the number of
               Additional Units created pursuant to
               Section 2.05 hereof."

     B.   Article II, entitled "Deposit of Securities;
          Acceptance of Trust; Issuance of Units; Form of
          Certificates", shall be amended to add a new Section
          2.05 entitled "Deposit of Additional Securities" to read as follows:

               "From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional
               Contract Securities")) and Cash (as
               defined below), if Cash is an asset of
               the Trust immediately prior to the
               supplemental deposit, provided that each deposit of Additional Securities and
               Cash, if any, deposited during the
               90-day period following the first
               deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities
               (including Contract Bonds) and shall
               exactly replicate Cash (other than Cash
               to be distributed only to the Sponsor or in respect of Units issued and outstanding prior to the deposit) held in the Trust immediately prior to each such deposit; and, provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract
               Bonds) and Cash (other than Cash to be
               distributed only to the Sponsor or in
               respect of Units issued and outstanding
               prior to the deposit) held in the Trust
               immediately prior to each such deposit.
               For purposes of this Section 2.05 Cash
               means cash on hand in the Trust and/or
               cash receivable by the Trust as of the
               date of the supplemental deposit in
               respect of a coupon date which has
               occurred on or before the date of such
               supplemental deposit, reduced by
               payables and accrued expenses on such
               date, but shall not include cash
               received on any Security which is
               allocable to the amount paid to the Unit
               Holders of record on the first
               settlement date for the Trust.

                    Accordingly, for a deposit
               subsequent to the 90-day period
               following the first deposit of
               Securities:

                    (l)  Any Additional Bonds included
               in a deposit shall be identical to Bonds held in the Trust immediately prior to the deposit and in face amounts such that (i) the face amount of Additional
               Bonds of a particular issue included in
               a deposit divided by (ii) the aggregate
               of the face amounts of all Additional
               Bonds included in the deposit results in a fraction which is the same as the fraction resulting from division of
               (iii) the aggregate face amount of the
               Bonds of the same issue held in the
               Trust divided by (iv) the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit;

                    (2)  Any deposit of Additional
               Securities shall be accompanied by Cash
               in an amount bearing the same ratio to
               the aggregate face amount of all
               Additional Bonds in the deposit as the
               Cash held in the Trust immediately prior to the deposit bears to the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution only to the Sponsor or with respect to Units issued and outstanding prior to the deposit;
               and

                    (3)  Any Additional Deposited Units
               included in a deposit shall be identical with Deposited Units then held in the Trust and shall be in numbers determined by multiplying the number of Deposited
               Units with respect to a particular prior series of the National Municipal Trust held in the Trust immediately prior to the deposit by the fraction obtained by dividing the face amount of all Additional Bonds included in the deposit by the face amount of all Bonds included in the Trust immediately prior to the deposit;

               and for a deposit during the 90-day
               period following the first deposit of
               Securities in the Trust, the rules
               stated in paragraphs (1), (2) and (3) of this Section 2.05 shall apply except that any Additional Securities
               (including Additional Contract
               Securities) need be only substantially
               similar (rather than identical to)
               Securities held in the Trust immediately prior to the deposit and the proportionality requirements need be met only to the extent practicable. Without limiting the generality of the phrase
               "to the extent practicable", if the
               Depositor specifies a minimum face
               amount of a Bond or minimum number of
               Deposited Units with respect to a
               particular trust to be included in a
               deposit and such minimum requirement
               cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities
               (including Securities of an issue
               originally deposited) in order to meet
               the foregoing proportionality
               requirements shall be considered as a
               meeting of such requirements "to the
               extent practicable".

               Each deposit of Additional Securities
               shall be listed in and made in
               accordance with a Supplementary Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The execution by the
               Depositor in connection with the deposit of Additional Securities of a
               Supplementary Schedule to the Reference
               Trust Agreement shall constitute the
               approval by the Depositor as
               satisfactory in form and substance of
               the contracts to be entered into or
               assumed by the Trustee with regard to
               any Additional Securities listed on such Supplementary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust."

    C. Article III, entitled "Administration of Trust", shall be amended as follows:

          (i)  The first part of the first sentence of
               Section 3.01 Initial Costs shall be
               amended to substitute the following
               language before the phrase "provided,
               however":

               "With respect to the Trust, the cost of
               the preparation and printing of the
               Certificates, Indenture, Registration
               Statement and other documents relating
               to the Trust, Federal and State
               registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

               Section 3.01 shall be further amended to add the following language:

               "To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in Section 3.05 at the rate of accrual set forth in the next sentence, and the provisions of
               Section 6.04 with respect to the
               reimbursement of disbursements for Trust expenses including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section.
               For purposes of calculation of
               distributions under Section 3.05 and the addition provided in clause (4) of
               Section 5.01, the expenses borne by the
               Trust pursuant to this Section shall be
               deemed to accrue at a daily rate over
               the time period specified for their
               amortization provided in the Prospectus;
               provided, however, that nothing herein
               shall be deemed to prevent, and the
               Trustee shall be entitled to, full
               reimbursement for any advances made
               pursuant to this Section no later than
               the termination of the Trust;
               The Depositor will provide the Trustee
               with a written estimate of
               organizational expenses upon which the
               Trustee shall be entitled to rely unless and until a revised written estimate of such expenses is delivered to the Trustee by the depositor, in which event the Trustee shall make appropriate adjustments to Unit Value and the evaluation of the Trust pursuant to
               Section 5.01, and to the accrual of such expenses of purposes of calculating distributions."

         (ii)  section 3.05 Distribution shall be
               amended by replacing "$1.00" with
               "$5.00" in the first and last sentences
               of the third paragraph; and

        (iii)  section 3.14 Replacement Bond shall be
               amended by deleting from part (vi) of
               the second sentence the words "in the
               category A or better" and inserting
               after the word "organization" the words
               "in the same category as the Contract
               Bond which it replaces";

     D.   Article V, entitled "Trust Evaluation; Redemption,
          Purchase, Transfer, Interchange or Replacement of
          Certificates," Section 5.01 Trust Evaluation shall be amended as follows:

          (i)  the second sentence of the first
               paragraph of Section 5.01 shall be
               amended by deleting the word "and"
               appearing immediately prior to
               subsection (3) of such sentence and
               inserting the following at the end of
               such sentence:  ", and (4) amounts
               representing organizational expenses
               paid less amounts representing accrued
               organizational expenses of a Trust."

     E.   Article VI, entitled "Trustee", section 6.01 General
          Definition of Trustee's Liabilities, Rights and
          Duties shall be amended as follows:

          (i) Section 6.01(g) shall be amended by deleting the word "originally"

         (ii) Section 6.01(g) shall be amended by inserting the phrase "including supplemental deposits, if any, of Securities in the Trust" after the first reference to "Trust".

     F.   Article IX, entitled "Additional Covenants;
          Miscellaneous Provisions", Section 9.01 Amendments shall be amended as follows:

          (i)  To add the following phrase after the word
               "Indenture" in (1):

               "except as the result of the deposit of
               Additional Securities, as herein
               provided"

          (ii) To add the following phrase after the word
               "Bonds" in (2):

               "except in the manner permitted by the
               Indenture as in effect on the first
               deposit of Securities".

     G. Reference to Standard & Poor's Corporation in their capacity as Evaluator is replaced by Kenny S&P
          Evaluation Services, a division of J.J. Kenny Co.,
          Inc., throughout the Basic Agreement.

     H. Reference to Prudential-Bache Securities Inc. in their capacity as Sponsor is replaced by Prudential
          Securities Incorporated throughout the Basic
          Agreement.


                           Part II.

             SPECIAL TERMS AND CONDITIONS OF TRUST


          The following special terms and conditions are hereby agreed to:

          A.   The Trust is denominated National Municipal
Trust, Series 181 (the "National Trust").

          B. The interest-bearing obligations listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

          C.   The term "Depositor" shall mean Prudential
Securities Incorporated.

          D.   The aggregate number of Units referred to in
Sections 2.03 and 9.01 of the Basic Agreement is       .

          E.   A Unit is hereby declared initially equal to
1/      th.

          F.   The term "First Settlement Date" shall mean
         , 1995.

          G.   The term "Computation Date" shall mean
       10, 1995.

          H.   The term first "Distribution Date" shall mean
       25, 1995.

          I.   The term "Monthly Record Date" shall mean the
tenth day of each month commencing        10, 1995.

          J.   The term "semi-annual Record Date shall mean the tenth day of
July and January of each year commencing            10, 1995.

          K.   The term "Monthly Distribution Date"  shall mean
the twenty-fifth day of each month following a Monthly Record
Date commencing        25, 1995.

          L. The term "Semi-annual Distribution Date" shall mean the twenty-fifth day of each month following each Semi-annual Record
Date commencing        25, 1995.

          M.   The Trust will terminate on the date of
maturity, redemption, sale or other disposition of the last
Security held in the Trust.

          N.   The first distribution to Monthly and Semi-annual Unit Holders
will be a distribution in the amount of $       .

          O.   The first distribution to Monthly Unit Holders
will be a full distribution in the amount of $       .

          P.   For purposes of this Series -- National
Municipal Trust, Series 181 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

          Q.   The Sponsor's Annual Portfolio Supervision Fee
shall be a maximum of $     per $1,000 principal amount of
underlying Bonds.

          R.   The Trustee's Annual Fee as set forth in the
Indenture in Section 6.04 shall be $      per $1,000 principal
amount of Bonds under the monthly distribution option.

          S. The term "Insurer" may mean AMBAC Indemnity Corporation ("AMBAC"), Capital Markets Assurance Corporation ("CapMAC"), Capital Guaranty Insurance Company ("Cap. Gty."), Connie Lee Insurance Co. ("Connie Lee"), Financial Guaranty Insurance Company ("FGIC"), Financial Security Assurance ("FSA"), Municipal Bond Insurance Association ("MBIA") and/or Municipal Bond Investors Assurance Corporation ("MBIAC").

      [Signatures and acknowledgments on separate pages]